UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015

DUCOMMUN INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08174	95-0693330
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

23301 Wilmington Avenue, Carson, California		90745-6209
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 513-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 2, 2015, Ducommun Incorporated (the “Company”), received a letter from The New York Stock Exchange (“NYSE”) informing the Company that, as a result of its previously disclosed failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (“Form 10-K”), the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE Listed Company Manual.

The NYSE has informed the Company that, under the NYSE rules, the Company will have six months, from April 1, 2015 to file its Form 10-K with the Securities and Exchange Commission (the “SEC”). The Company can regain compliance with the NYSE listing standards at any time prior to such date by filing the Form 10-K with the SEC. If the Company fails to file its Form 10-K prior to such date, then the NYSE may grant, at its discretion, a further extension of up to six additional months, depending on the specific circumstances. The letter from the NYSE also notes that the NYSE may commence delisting proceedings at any time if the circumstances warrant.

As reported by the Company on March 31, 2015, the Company requires additional time to complete its 2014 financial statements due to its ongoing assessment of certain previously disclosed errors in reported financial results for certain prior periods. The Company expects to file its Form 10-K as soon as practical.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: April 7, 2015	By:	/s/ James S. Heiser
James S. Heiser
Vice President and General Counsel